Exhibit 10.12

EMPLOYMENT AGREEMENT OF JOHN STONER

This Employment Agreement (this “Agreement”) is entered into on this 17th of October, 2002, by and between The Selmer Company, Inc., a Delaware corporation d/b/a as CONN-SELMER (the “Company”) with a principal place of business at 600 Industrial Parkway, Elkhart IN 46516 and John M. Stoner Jr., an individual residing at 804 Nissley Drive, Middletown, PA  17057 (the “Executive”).

RECITALS

WHEREAS, the Company desires to retain the services and employment of the Executive with the Company and the Executive wishes to provide such services and to become employed by the Company, all in accordance with the terms and conditions provided herein.

NOW THEREFORE, in consideration of the foregoing and of mutual covenants, agreements, and representations herein contained, the parties hereto agree as follows:

AGREEMENT

1.             Term of Employment     The Company agrees to employ the Executive and the Executive hereby agrees to accept employment, for an initial term commencing on the 11th day of November, 2002  (the “Commencement Date”), and ending on December 31, 2003 (the “Term”).  Such Term is subject to termination and extension in accordance with paragraphs 8 and 9 hereunder.

2.             Duties and Responsibilities

a.             The Executive shall be employed as the President and C.E.O. of the Company, and shall perform such duties as are from time to time assigned to him by the Steinway Musical Instruments, Inc. (“SMI”) Board of Directors  (the “Board”) and that are normally associated with such positions. If the Executive serves as a member of the Board, the Executive shall serve in such capacity without any additional compensation.

b.             In addition, the Executive’s duties and responsibilities shall include those ordinarily and customarily performed by a person holding such position, and shall include primary responsibility for hiring of and management of all personnel and supervising all operations of the Company. The Executive shall be entitled to office and support staff consistent with such position.

c.             During the period of his employment hereunder, the Executive agrees to devote his entire business time, attention, energies and his best efforts to the performance of his duties.

3.             Place of Performance and Relocation Expenses    In connection with the Executive’s employment by the Company, the Executive shall be based at the principal executive offices of the Company in Elkhart, Indiana.  The Executive shall relocate his primary residence from Middletown, Pennsylvania to Indiana within three (3) months from the Commencement Date.  The Company shall either pay for or reimburse the Executive for relocation expenses in accordance with Exhibit A attached hereto.

4.             Compensation

a.             For all services to be performed by the Executive during the Term, the Company shall pay to him, together with other compensation as hereinafter provided, an annual salary of $310,000 (subject to such deductions and withholdings as may be required by law or by further agreement with the Executive), commencing on the Commencement Date.

b.             Without limiting and in addition to the foregoing, commencing with the 2003 fiscal year the Executive shall be eligible to receive an annual bonus with a target of 35% of base salary as determined in accordance with the Company’s bonus plan, a copy of which is attached hereto as Exhibit B.

c.             The Executive shall be eligible to receive annual salary increases based on the performance of his duties, but any such increases shall be in the sole and absolute discretion of the Board.

5.             Benefits         In addition to any other items of compensation provided for in this Agreement, the Executive shall be entitled to the following benefits (the “Benefits”):

a.             The Executive shall be entitled to participate in any retirement, life insurance, health, medical, disability or other plans of benefits, whether insured or self-insured, which the Company in its sole and absolute discretion may make available generally from time to time for its executives.

b.             The Executive shall be entitled to four weeks paid vacation per year.

c.             In accordance with the terms established by the Board, the Executive shall be entitled to a leased automobile, up to a maximum lease payment of $800/month, and all out-of-pocket expenses for the upkeep and maintenance of the automobile. The Executive’s personal use thereof shall be deemed additional compensation and, therefore, subject to income tax to him.  Any such income taxes shall be the sole responsibility of the Executive.

d.             Executive shall be eligible to receive option grants under SMI’s 1996 Amended and Restated Stock Plan (the “Plan”).  Upon the Commencement Date, Executive shall be granted incentive stock options to purchase 40,000 shares of SMI Common Stock in accordance with the terms of the Plan.  Additional grants shall be determined in the sole and absolute discretion of the Board.

6.             Reimbursement of Expenses     The Executive shall be entitled to be reimbursed for all reasonable travel and entertainment expenses that are (a) incurred by him in the performance of his duties hereunder and (b) evidenced by appropriate documentation in accordance with Company’s expense reporting procedures.

7.             Restrictive Covenants    The Executive acknowledges that certain of the Company’s products and services are proprietary in nature and have been manufactured, assembled and marketed through the use of customer lists, supplier lists, trade secrets, methods of operation and other confidential information possessed by the Company and disclosed in confidence to the Executive (the “Trade Secrets”), which may not be easily accessible to other persons in the trade. The Executive also acknowledges that he will have substantial and ongoing contact with the Company’s customers and suppliers and will thereby gain knowledge of customer needs and preferences, sources of equity funding sources of supply, methods of assembly and other valuable information necessary for the success of the Company’s business.  Therefore, except as provided in subparagraphs (a) and (d) below, and except as provided in paragraph 8; during the time the Executive is employed under the provisions of this Agreement and until the date of the third anniversary of the termination of the Executive’s employment, the Executive shall not, without the prior written consent of the Company:

a.              Engage in any business activity that competes with the Company in the manufacturing of musical instruments or other business in which the Company is engaged, or exploits or utilizes any of the Trade Secrets; provided, however, that the Executive may invest in any publicly-traded company that is similar in nature to the business in which the Company is engaged, provided that such investment shall not exceed 5% of the equity interest in such company on a fully diluted basis;

b.             Solicit any person employed by the Company or any affiliate of the Company, appointed as a representative of the Company, or any affiliate of the Company, to join him as a partner, co-venturer, employee, investor or otherwise, in any substantial business activity whatsoever;

c.             Disclose or reveal any Trade Secrets or other confidential information of the Company to anyone; or

d.             Become employed by or associated with, any entity that owns, operates, manages or has a substantial interest in any business activity that competes with the Company in the manufacturing of musical instruments or other significant business in which the Company is engaged, or exploits or utilizes any of the Trade Secrets; provided, however, if the Executive’s employment is terminated by the Company other than for Cause (as defined herein), said period for the purposes of this subparagraph d shall be reduced to one year after the termination of his employment.

8.             Termination

a.    The Company shall have the option to terminate the Executive’s employment for “Cause”, which shall be defined as follows: (i) any criminal act or criminal omission by the Executive that causes damage to the Company or any of its properties, assets, business, officers, directors, stockholders or employees including but not limited to any violation of S.E.C. regulations; (ii) any fraud, misappropriation or embezzlement by the Executive involving properties, assets or funds of the Company; (iii) a conviction of the Executive, or plea of nolo contendere by the Executive, to any crime or offense involving monies or other property of the Company or any other felony or criminal act involving moral turpitude; (iv) the violation by the Executive of any non-competition or confidentiality agreement with the Company; or (v) the Executive’s intoxication or drug addiction while engaged in the performance of his duties to the Company. In the event of termination of the Executive’s employment for Cause, any obligation of the Company to provide any compensation and Benefits to him as herein set forth, shall cease immediately except as provided in paragraph 11.

b.    Notwithstanding any other provisions of this Agreement the Company may, in its sole and absolute discretion, elect to terminate the Executive’s employment at any time upon 10 days written notice, provided, however, if such should happen, the Company shall continue to pay the Executive his base salary for a period of twelve (12) months after the date of termination (less deductions for applicable taxes) and continue his benefits as outlined under paragraph 11, in full satisfaction of all its obligations to him under the provisions of this Agreement and any other severance or other benefit plan of the Company. In the event of a breach of paragraph 7 of this Agreement by the Executive after his receipt of this payment in addition to any other remedies at law or in equity, the Executive, recognizing that the harm to the Company caused by a breach of paragraph 7 hereof may not be remediable in damages and consents to injunctive relief in respect of such breach.

c.    In the event of termination of the Executive’s employment by reason of death or permanent disability, he and/or his estate shall be entitled to his salary and Benefits under the terms of this Agreement for a period of six months following the date of his death or the date upon which he becomes permanently disabled, in addition to any other benefits provided by the Company.

d.    In the event of termination of the Executive’s employment by reason of his resignation, written notice of which shall be given by him to the Company at least sixty days prior thereto, he shall be entitled to his salary and Benefits hereunder up to the date of such termination, subject to extension of Benefits required by any governmental laws and regulations.

9.             Renewal    This Agreement shall automatically renew on an annual basis until and unless one party provides written notice to the other of its intent not to renew at least sixty (60) days prior to the expiration of the then current term.

10.           Indemnification    The Company agrees to indemnify the Executive to the same extent that the Company agrees to indemnify other officers and directors of the Company in their capacity as such. The Company further agrees that such indemnification shall survive the Executive’s resignation, termination or expiration of this Agreement, with respect to actions taken by him during his employment with the Company, unless such actions could have been grounds for termination for Cause.

11.           Employment Benefits to Continue After Termination    If the Executive is terminated by the Company without Cause, the Company shall continue to provide the Executive with a leased vehicle for a period of three (3) months and all health and medical benefits then in effect for a period of twelve (12) months.  In addition, the Executive will be entitled to receive a bonus computed in accordance with the Company’s bonus plan, pro-rated for the period of employment up to the Termination date.  If the Executive’s employment is terminated by the Company with Cause, or by resignation, he shall be entitled to continue to participate in any such plans if he so elects and pays the premium cost of such insurer in advance to the Company until such time as he becomes a participant in another plan or for an additional period of time in accordance with governmental laws and regulations. The Company is not obligated to maintain any such benefit plans under this Agreement.

12.           Notices     All notices and other communications required or permitted to be given under the terms of this Agreement shall be given in writing and shall be deemed to have been duly given (a) when delivered personally, (b) if sent by facsimile, when receipt thereof is acknowledged at the facsimile number listed below for the receiving party, (c) the day following the day on which the same has been delivered prepaid for overnight delivery to a national air courier service or (d) three days following deposit in the United States Mail, registered lot certified, postage prepaid, in each case addressed as follows (or to such other addresses that may have been designated by the respective parties hereto for this purpose):

If to the Company:

Steinway Musical Instruments, Inc.
Attention: Dennis M. Hanson
800 South Street, Suite 305
Waltham, Massachusetts 02453
Facsimile: (781) 894-9803

If to the Executive:

John M. Stoner
C/O Conn-Selmer
600 Industrial Parkway
Elkhart, IN 46516

13.           Entire Agreement This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof, supersedes any and all prior agreements or understandings between the parties and may only be changed by agreement in writing between the parties.

14.           Binding Nature of Agreement: Assignment  This Agreement shall be binding upon the parties hereto, the heirs and legal representatives of the Executive and the successors and assigns of the Company.

15.           Governing Law  This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana without giving effect to the conflict of laws principles thereof.

16.           Construction and Jurisdiction

a.  If any legal action or other proceeding is brought by any party for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with any provisions of this Agreement, such action shall be commenced in the State of Indiana, and the parties hereto agree that such State shall have exclusive jurisdiction thereof; provided, however, if any court in said State shall decline to afford injunctive relief to the Company on account of the breach or threatened breach of this Agreement by the Executive, the Company shall be entitled to seek such relief from any other court of competent jurisdiction, wherever located.

b.  The prevailing party shall be entitled to recover reasonable attorney’s fees and other reasonable costs incurred in such action or proceeding in addition to any other relief to which it may be entitled.

c.  The parties hereby further agree that, in connection therewith, service of process by registered or certified mail or in person shall confer jurisdiction over them.

17.           Severability     The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision or provisions were omitted.

18.           Section Headings     The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

19.           Waiver of Breach     The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver by said party of any other or subsequent breach.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

The Selmer Company, Inc.		EXECUTIVE

By:	/s/ Dennis M. Hanson	/s/ John M. Stoner, Jr.

Title:	/s/ Executive Vice President

Exhibit A

The Selmer Company L.P.

P.O. Box 310 Elkhart, Indianan 46515-0310 U.S.A

SUBJECT MATTER

RELOCATION POLICY

FORM # 100.3	Date Effective 8/19/94	Revision Date 9/21/93

PURPOSE

The Company may assist certain employees at the discretion of the Company when the Company asks them to move from one location to another in order to minimize any financial burden they might experience.

ELIGIBILITY

All full-time salaried employees who are required to move more than fifty (50) miles.

PAID RELOCATION EXPENSES

House Hunting

The employee and his/her spouse may take a maximum of two trips (for no more than a total of five days).  The employee will be reimbursed for:

•                  Transportation – car tolls and mileage or airline tickets and car rental at new location during house hunting

•                  The lesser of actual expenses or $200 per diem for food and lodging

Transporting Household and Personal Property

The Company pays for the transportation of household and personal property to an employee’s new home.  All items are subject to prior Company approval.  The Company also pays for packing, unpacking, insurance, and temporary storage for up to sixty (60) days.

The employee must notify the Personnel Department when he/she establishes a new address and the date of his/her move.  The Company will then select the mover and make arrangements for the move.

Temporary Living Expenses

If an employee experiences a delay in gaining access to his/her new home, the Company will reimburse the employee for the cost of meals and lodging (subject to a maximum of $150 per day) for his/her family at the new location for up to sixty (60) days.

Moving the Employee’s Family

The employee will be reimbursed for the cost of moving his/her family from his/her former residence to his/her new one.  Tolls and mileage for a maximum of two cars will be paid.  Meals and lodging are subject to a maximum reimbursement of $200 per day or actual expenses, whichever is less.

Other Expenses

The employee will be reimbursed for other reasonable and necessary expenses directly related to the move (e.g. closing costs for new home) provided such expense have been approved in advance and supported by appropriate documentation.

TAXES

The employee will be responsible for any additional taxes incurred due to the Company’s reimbursement of relocation expenses.  Receipts for relocation expenses should be saved by the employee in order that he/she may take proper income tax deductions.

IF YOU LEAVE THE COMPANY

If you voluntarily terminate your employment within twelve (12) months from the date you assume your new duties, you will be required to repay all relocation expenses.

TERMINATION OR CHANGE OF POLICY

This program can be withdrawn or changed at any time by the Company.